Investor Relations Program Agreement

This Investor Relations (hereafter "IR") Program Agreement (the "Agreement") is made and entered into this 15, April, 2014 by and between LEO Motors Inc., located at Nevada, USA, (Stock Symbol: LEOM, hereafter referred to as "LEOM"), and JSR Partners Limited (hereafter "JSR").

In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Exclusive Right

   The Company hereby hires and employs JSR as an exclusive IR agency and JSR does hereby accept its position as an exclusive IR agency to the Company, upon the terms and conditions hereinafter set forth.

2. Term and Object of IR

   2.1 Term
   The initial term of the IR program executed by JSR,, shall be 24 months from the date of this Agreement.(term of the IR Program can be extended under mutual agreement)

   2.2 Object of IR
   The object of IR program limits to LEOM and an affiliated company.

3. Duties and Obligations of JSR

   During the IR program, JSR shall have the following duties and obligations under this Agreement.

   3.1 Research
   By conducting research, the initial report will be submitted within 12 months, from this Agreement, and quarterly update must be conducted.

   3.2 Contents of Report
   The report submitted by JSR, shall include Market analysis and competitors information.

   3.3 Forms of Report
   The report shall be submitted both print and digital.

3.4 Distribution of Report

The report shall be distributed through E-mail and Hardcopy to Asian territory (Korea, Japan, Hong Kong, Singapore), institutional investors and the media in USA.

3.5 Investor Relations

JSR shall corporates LEOM's investment promotion activity which includes preparing and distributing of material

3.6 Confidentiality

While JSR is conducting IR program, JSR shall not disclose LEOM's internal information to the other party.

4. Duties and Obligations of LEOM

During the IR program which conducted by JSR, LEOM shall have the following duties and obligations under this Agreement

4.1 Providing Materials and Information

LEOM shall provide materials and information requested by JSR which required to conducting IR program.

4.2 Review

LEOM will act diligently and promptly in reviewing materials submitted to it from time to time by JSR, and inform JSR of any inaccuracies of which it is aware contained therein prior to the dissemination of such materials.

4.3 Update of Information

LEOM shall give full disclosure of all material facts or information concerning the LEOM to JSR and update such information on a timely basis.

5. Payment and Incentive

5.1 Payment

LEOM will pay 3,000,000 of LEOM's new shares (Issue price of new share: $0.05, three days average price before this Agreement, between 10, April, 2014 ~ 14, April, 2014), as a payment of IR program conducted by JSR, to JSR in each year 1,500,000 for 2 years. First payment will be paid the first day of this Agreement and second payment will be paid the first working day of second year.

5.2 Incentive

Any investment is made over $1,000,000.00 USD, through JSR's IR program, LEOM should pay 3.0% of total amount of investment, as an incentive payment.

6. Compensation for Damage and Deferment

6.1 Compensation for Damage

Upon article 3 and 4 of this Agreement, LEOM and JSR can lodge compensation claim for damage to each party for nonperformance of Obligation.

6.2 Compensation of Deferment

Upon article 5 of this Agreement, JSR can lodge compensation claim of deferment for if and any payment or incentive payment is delayed. Percentage and maximum amount of compensation of deferment will be decided separately.

7. Nondisclosure

Except as may be required by law, or in the course of normal business, neither the LEOM nor JSR shall disclose the contents and provisions of this Agreement to any individual or entity without the other party's prior consent.

8. Miscellaneous

This Agreement may be altered or amended, in whole or in part, only in writing signed by both party

JSR's activities during the one year for IR & Investment at the time

If there are no obligations or achievement. LEOM can be void about this Agreement.

In WITNESS WHEREOF, the parties have executed this Agreement on 15, April, 2014.

Leo Motors Inc. (LEOM)

Address: 3887 PACIFIC STREET, LAS VEGAS, NV 89121

Title: co-CEO/Chairman

Name: Shi Chul Kang

Address: 3887 PACIFIC STREET, LAS VEGAS, NV 89121

Title: co-CEO/President

Name: Jun Heng Park

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JSR Partners Limited. (JSR)

Address: Room 1403, Wanchai Commercial Centre, 194-204, Johnston Road, Wanchai, Hong Kong

Title: CEO

Name: Jaeseong Ahn

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